EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CannAwake Corporation (the “Company”) on Form 10-Q for the six months ended June 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott Stoegbauer, President of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Scott Stoegbauer
Scott Stoegbauer, President and Chief Executive Officer, Principal Executive Officer and
Principal Financial Officer

October 31, 2018